VALHI REPORTS HIGHER THIRD QUARTER EARNINGS


              DALLAS, TEXAS . . . October 23, 1995 . . . Valhi, Inc. (NYSE: VHI) reported net income of $13.7 million, or $.12 per share, for the third quarter of 1995, up from $4.6 million, or $.04 per share, in 1994. Net income for the first nine months of 1995 was $43.5 million, or $.38 per share, up from $6.9 million, or $.06 per share, in the first nine months of 1994.

              Operating income of $62.2 million in the third quarter of 1995 was up 29% on an 8% increase in sales to $494 million (% comparisons to 1994 pro forma results). Year-to-date operating income increased 46% to $196 million as sales increased 14% to $1.5 billion. Overall operating income margins were 13% in the first nine months of 1995 compared to 10% in 1994 as chemicals improvements more than offset other declines.

              The Company's improved sales and earnings were driven by higher titanium dioxide pigments ("TiO2") prices at NL Industries. Average TiO2 selling prices for the quarter were up 18% from the 1994 period and were 2% higher than in the second quarter of this year. TiO2 shipments in the third quarter of 1995 were 6% below third quarter 1994 volume, and year-to-date volume was slightly lower than last year. Economies worldwide have continued to grow in 1995, but at a slower pace than last year, which factors contributed to the somewhat lower TiO2 sales volume in 1995 compared to 1994.

              Higher refined sugar production costs, due partly to adverse weather conditions, for the crop year ended September 30, 1995 more than offset slightly higher selling prices and higher volumes. Average selling prices for medium density fiberboard ("MDF") during the quarter were up 4% from the 1994 period but were down 7% from the second quarter of this year. Increases in industry capacity, particularly in Europe, and slower economic growth in North America and Europe are contributing to lower MDF selling prices and operating rates. General corporate expenses were lower than 1994 pro forma due to reduced environmental remediation costs.

              Valhi, Inc. is a major producer of TiO2, refined sugar, MDF and other products.

                                      * * * * *


                            VALHI, INC. AND SUBSIDIARIES

                          SUMMARY OF CONTINUING OPERATIONS

                                     (Unaudited)

                   Three months ended September 30, 1994 and 1995
                      (In millions, except earnings per share)

                                                      1994         1995
                                             ==================

                                              Actual   Pro forma* Actual
                                             --------  ------------------

          Net sales
            Chemicals                        $  -       $225.2   $255.4
            Refined sugar                     137.4      137.4    144.0
            Building products                  49.6       49.6     46.2
            Other                              45.6       45.6     48.9
                                             ------     ------   ------

                                             $232.6     $457.8   $494.5
                                             ======     ======   ======

          Operating income
            Chemicals                        $  -       $ 22.1   $ 45.2
            Refined sugar                       8.5        8.5      6.0
            Building products                  10.8       10.8      4.5
            Other                               6.8        6.8      6.5
                                             ------     ------   ------


            Total operating income             26.1       48.2     62.2
          Equity in NL Industries prior to
           consolidation                       (5.5)       -        -
          General corporate items, net         (1.8)     (10.4)    (5.9)
          Interest expense                     (8.2)     (29.2)   (30.8)
                                             ------     ------   ------


              Income before income taxes       10.6        8.6     25.5
          Income taxes                          3.3        3.1     12.0
          Minority interest                      -          .1      (.2)
                                              ------    ------   ------


              Income from continuing          $  7.3    $  5.4   $ 13.7
                                              ------    ------   ------
          operations


          Earnings per common share            $.06       $.05     $.12
                                               ====       ====     ====


          [FN]
          * Pro forma 1994 results assume NL Industries (the Company's chemicals subsidiary) was consolidated during the 1994 period.





                            VALHI, INC. AND SUBSIDIARIES

                    SUMMARY OF CONTINUING OPERATIONS (CONTINUED)

                                     (Unaudited)

                    Nine months ended September 30, 1994 and 1995
                      (In millions, except earnings per share)

                                                      1994          1995
                                             ==================

                                              Actual   Pro forma*  Actual
                                             --------  ---------- --------

          Net sales
            Chemicals                        $  -      $  664.2  $  789.7
            Refined sugar                     353.9       353.9    387.8
            Building products                 143.0       143.0    154.2
            Other                             135.4       135.4     143.9
                                             ------    --------  --------


                                             $632.3    $1,296.5  $1,475.6
                                             ======    ========  ========



          Operating income
            Chemicals                        $  -      $   61.2  $  134.2
            Refined sugar                      25.0        25.0     18.7
            Building products                  27.5        27.5     23.1
            Other                              20.8        20.8      20.0
                                             ------    --------  --------


            Total operating income             73.3       134.5    196.0
          Equity in NL Industries prior to
           consolidation                      (23.5)        -        -
          General corporate items, net         (6.7)      (32.9)   (16.3)
          Interest expense                    (26.0)      (89.1)    (96.0)
                                             ------    --------  --------


              Income before income taxes       17.1        12.5     83.7
          Income taxes                          5.6         9.6     39.9
          Minority interest                      -           .6        .3
                                              ------   --------  --------


              Income from continuing          $ 11.5   $    2.3  $   43.5
                                              ------   --------  --------
          operations



          Earnings per common share           $.10         $.02     $.38
                                              ====         ====     ====




          [FN]
          * Pro forma 1994 results assume NL Industries (the Company's chemicals subsidiary) was consolidated during the 1994 period.




                            VALHI, INC. AND SUBSIDIARIES

                                SUMMARY OF OPERATIONS

                                     (Unaudited)

                      (In millions, except earnings per share)

                                       Three months      Nine months
                                       ended             ended
                                       September 30,     September 30,
                                       ----------------   ---------------

                                       1994*   1995        1994*   1995
                                       ----    ----        ----    ----


          Net sales                    $232.6  $494.5     $632.3  $1,475.6
                                       ======  ======     ======  ========

          Operating income             $ 26.1   $62.2     $ 73.3  $  196.0
          General corporate items,       (1.8)   (5.9)      (6.7)   (16.3)
          net
          Interest expense               (8.2)  (30.8)     (26.0)    (96.0)
                                       ------  ------     ------  --------

                                         16.1    25.5       40.6     83.7


          Equity in NL Industries
          prior to                       (5.5)    -        (23.5)     -
                                       ------  ------     ------  --------
           consolidation (*)

              Income before income       10.6    25.5       17.1     83.7
          taxes
          Income taxes                    3.3    12.0        5.6     39.9
          Minority interest              -        (.2)       -          .3
                                      ------   ------     ------  --------


              Income from continuing
               operations                 7.3    13.7       11.5     43.5

          Discontinued operations        (2.7)    -         (4.6)     -
                                       ------  ------     ------  --------


              Net income               $  4.6  $ 13.7     $  6.9  $   43.5
                                       ======  ======     ======  ========

          Earnings per common share:
            Continuing operations      $ .06     $.12      $ .10     $.38
            Discontinued operations     (.02)      -        (.04)      -
                                       -----     ----      -----     ----


              Net income               $ .04     $.12      $ .06     $.38
                                       =====     ====      =====     ====


          Weighted average common
          shares                       114.3    114.4      114.3    114.4
                                       -----    -----      -----    -----
           outstanding



          [FN]
          * NL Industries' chemicals operations, consolidated in 1995, were reported by the equity method in 1994.